                                                                     EXHIBIT 1.1

                                2,300,000 Shares

                             Internet America, Inc.

                                  Common Stock


                             UNDERWRITING AGREEMENT

                                                                          , 1998
                                                      --------------------
HOAK BREEDLOVE WESNESKI & CO.
FERRIS, BAKER WATTS, INCORPORATED
As Representatives of the several Underwriters
c/o Hoak Breedlove Wesneski & Co.
One Galleria Tower
13355 Noel Road, Suite 1650
Dallas, Texas  75240

Dear Sirs:

         SECTION 1. Introductory. Internet America, Inc., a Texas corporation (the "Company"), proposes to issue and sell to the several underwriters named in Schedule A (the "Underwriters") an aggregate of 1,700,000 shares of its authorized but unissued Common Stock, $.01 par value per share (the "Common Stock"), and the shareholders of the Company who are named in Schedule B annexed hereto (the "Selling Shareholders") propose to sell 600,000 shares of issued and outstanding Common Stock to the Underwriters. Said shares, aggregating a total of 2,300,000 shares, are herein referred to as the "Firm Common Shares." In addition, the Selling Shareholders propose to grant to the Underwriters options to purchase up to 345,000 additional shares of Common Stock (such 345,000 shares being referred to as the "Optional Common Shares"), as provided in Section 5 hereof. The Firm Common Shares and, to the extent such option is exercised, the Optional Common Shares, are hereinafter collectively referred to as the "Common Shares." Hoak Breedlove Wesneski & Co. and [Co-Manager] have agreed to act as representatives of the several Underwriters (in such capacity, the "Representatives") in connection with the offering and sale of the Common Shares.

         You have advised the Company and the Selling Shareholders that the Underwriters propose to make a public offering of the Common Shares on the effective date of the registration statement hereinafter referred to, or as soon thereafter as in their judgment is advisable.

         The Underwriters, the Company and the Selling Shareholders hereby confirm their respective agreements with respect to the purchase of the Common Shares by the Underwriters as follows:

         SECTION 2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Underwriters that:

                 (a) A registration statement on Form SB-2 (File No. 333-59527) with respect to the Common Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The Company has met all of the eligibility requirements for the use of a registration statement on Form SB-2. There have been delivered to each Representative two signed copies of such registration statement and amendments, together with two copies of each exhibit filed therewith. Conformed copies of such registration statement and amendments (but without exhibits) and of the related preliminary prospectus have been delivered to each Representative in such reasonable quantities as each of them has requested. The Company will next file with the Commission one of the following: (i) prior to effectiveness of such registration statement, a further amendment thereto, including the form of final prospectus, or (ii) a final prospectus in accordance with Rules 430A and 424(b) of the Rules and Regulations. As filed, such amendment and form of final prospectus, or such final prospectus, shall include all Rule 430A Information (as hereinafter defined) and, except to the extent that the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representatives prior to the date and time that this Agreement was executed and delivered by the parties hereto, or, to the extent not completed at such date and time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company shall have previously advised the Representatives would be included or made therein.

                 The term "Registration Statement" as used in this Agreement shall mean such registration statement at the time such registration statement becomes effective and, in the event any post-effective amendment thereto becomes effective prior to the First Closing Date (as hereinafter defined), shall also mean such registration statement as so amended; provided, however, that such term shall also include all Rule 430A Information deemed to be included in such registration statement at the time such registration statement becomes effective as provided by Rule 430A of the Rules and Regulations. Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the "Rule 462(b) Registration Statement", and from and after the date and time of filing of the Rule 462(b) Registration Statement, the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The term "Preliminary Prospectus" shall mean any preliminary prospectus referred to in the preceding paragraph and any preliminary prospectus included in the Registration Statement at the time it becomes effective that omits Rule 430A Information. The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Common Shares in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no filing pursuant to Rule 424(b) of the Rules and Regulations is required, shall mean the form of final prospectus included in the Registration Statement at the time such registration statement becomes effective. The term "Rule 430A Information" means information with respect to the Common Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the Rules and Regulations. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus, or the Prospectus, or any amendments or supplements to any of the foregoing, shall refer to the copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System.

                 (b) To the knowledge of the Company, the Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. Each Preliminary Prospectus has conformed in all material respects to the requirements of the Act and the Rules and Regulations and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at the time the Registration Statement becomes effective, and at all times subsequent thereto up to and including each Closing Date hereinafter mentioned, the Registration Statement and the Prospectus, and any amendments or supplements thereto, will contain all material statements and information required to be included therein by the Act and the Rules and Regulations and will in all material respects conform to the requirements of the Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of circumstances under which they were made; provided, however, no representation or warranty contained in this subsection 2(b) shall be applicable to information contained in any Preliminary Prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Representatives or the Selling Shareholders pursuant to Item 7 of Form SB-2 specifically for use in the preparation thereof.

                 (c) The Company does not own or control, directly or indirectly, any corporation, association or other entity. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas, with full corporate power and authority (corporate and other) to own and lease its properties and conduct its business as described in the Prospectus; the Company is in possession of and is operating in compliance with all authorizations, licenses, permits, consents, certificates and orders material to the conduct of its business, except where noncompliance would not have a material adverse effect on the business or financial condition of the Company; the Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the ownership or leasing of properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse effect upon the Company; and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

                 (d) The Company has an authorized and outstanding capital stock as set forth under the heading "Capitalization" in the Prospectus as of the date of the Prospectus; the issued and outstanding shares of Common Stock have been duly authorized and validly issued, will be fully paid and nonassessable, will have been issued in compliance with all federal and state securities laws, will have not been issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and will conform to the description thereof contained under the heading "Description of Securities" in the Prospectus. On the thirtieth day following the First Closing Date all outstanding shares of the Company's preferred stock (the "Preferred Stock") shall automatically convert into 1,575,000 shares of Common Stock, without any further action on the part of any party, and no party will have any legal right, authority or ability to prevent or hinder such conversion in any way. The holders of the Preferred Stock shall have no right, whether accrued, due or payable, to receive anything of value with respect to such preferred shares other than the aforementioned shares of Common Stock and cash in lieu of fractional shares. Except as disclosed in or contemplated by the Prospectus and the financial statements of the Company, and the related notes thereto, included in the Prospectus, the Company has no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's outstanding warrants, stock options, and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus, accurately and fairly presents in all material respects the information required to be shown with respect to such warrants, options, plans, arrangements, and rights.

                 (e) The Common Shares to be sold by the Company have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and will conform to the description thereof contained in the Prospectus; and when duly countersigned by the Company's transfer agent and registrar, and delivered to the Underwriters in accordance with the provisions of this Agreement, good and valid title thereto will pass to the Underwriters free and clear of any liens, claims, equities or other encumbrances of any kind or character. No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Common Shares by the Company pursuant to this Agreement. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement with respect to the Common Shares included in the Registration Statement other than the Selling Shareholders and other persons whose rights have been duly waived in writing.

                 (f) The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that (i) the validity and binding effect and enforcement of this Agreement may be limited by any applicable bankruptcy, reorganization, moratorium, or similar laws of general application, (ii) the availability of equitable remedies may be limited by principles of equity, whether considered in a proceeding at law or in equity, and (iii) the terms thereof (including, without limitation, indemnity) may be limited by applicable securities laws and the policies embodied therein. The making and performance of this Agreement by the Company and the consummation of the transactions herein contemplated by the Company or the performance by the Company of the transactions contemplated hereby does not: require any consent, approval, authorization or order of or registration or filing with any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Common Shares under the Act and compliance with the securities or Blue Sky laws and the clearance of the public offering of the Common Shares by the National Association of Securities Dealers, Inc. (the "NASD")); or conflict with, or constitute a breach of, or a default under, the Articles of Incorporation or Bylaws of the Company; or conflict with or constitute a breach of or a default under any agreement, indenture, lease or other instrument to which the Company is a party or by which any of its properties may be bound where such conflict or breach could have a material adverse effect on the Company's financial condition or results of operation, taken as a whole (except for such conflicts, breaches or defaults for which waivers or consents have been obtained); or violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of its properties; or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party or by which it may be bound or to which any of the property or assets of the Company is subject, except, in each case for such conflicts, breaches, defaults, violations, or encumbrances that would not singly or in the aggregate have a material adverse effect on the ability of the Company to fulfill its obligations hereunder.

                 (g) Deloitte & Touche LLP ("Deloitte"), who have expressed their opinion with respect to the financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent accountants as required by the Act and the Rules and Regulations.

                 (h)  Financial Statements; Financial Data and Statistical
         Data.

                          (i) The audited financial statements and the related notes thereto of the Company included in the Registration Statement and the Prospectus (such financial statements being herein referred to as the "Financial Statements") present fairly the financial condition of the Company as of the respective dates of such Financial Statements, and present fairly the results of operations and changes in financial position of the Company covered by such Financial Statements for the respective periods covered thereby. Such Financial Statements and the related notes thereto have been prepared in accordance with the generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein, and have been certified by Deloitte, the Company's independent accountants.

                          (ii) The audited selected financial data for the fiscal years ended June 30, 1996, 1997 and 1998 and the unaudited quarterly financial data set forth in the Prospectus under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations-Selected Quarterly Results of Operations" and "Selected Financial and Operating Data" have been prepared in accordance with generally accepted accounting principles (subject to normal year-end adjustments) applied on a consistent basis and present fairly the financial condition of the Company, as of such dates.

                          (iii)  No financial statements, schedules or
         financial data, other than as included in the Registration Statement, are required to be included in the Registration Statement.

                          (iv) The financial and statistical data set forth in the Prospectus under the captions "Prospectus Summary," "Risk Factors," "Use of Proceeds," "Capitalization," "Dilution," "Selected Financial and Operating Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Management," "Certain Transactions," "Principal and Selling Shareholders" and "Shares Eligible for Future Sale" fairly present the information set forth therein on the basis stated in the Registration Statement.

                 (i) The Company is not in violation or default of any provision of its Articles of Incorporation; the Company is not in violation or default of any provision of its Bylaws or in breach of or default with respect to any provision of any judgment, decree or order, or in breach of or default with respect to any provision of any material agreement, mortgage, deed of trust, lease, loan agreement, security agreement, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties is bound; and there does not exist any state of facts which constitutes an event of default on the part of the Company as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default, except for conflicts, breaches, defaults, violations or encumbrances that would not have a material adverse effect on the Company's financial condition or results of operations, taken as a whole.

                 (j) There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been described or filed as required. The contracts so described in the Prospectus are in full force and effect on the date hereof; and neither the Company, nor to the best of the Company's knowledge any other party, is in breach of or default under any material provision of any such contract which would have a material adverse effect on the Company.

                 (k) There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened to which the Company is or may be a party or with respect to which property owned or leased by the Company is or may be the subject, or related to environmental, employment of aliens or discrimination matters, which actions, suits or proceedings might, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or result in a material adverse change in the condition (financial or otherwise), properties, business, results of operations or prospects of the Company and no labor disturbance by the employees of the Company exists or, to the knowledge of the Company is imminent which might be expected to result in a material adverse change in the condition (financial or otherwise), properties, business, results of operations or prospects of the Company. The Company is not a party to, or subject to the provisions of, any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body.

                 (l) The Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it in the financial statements hereinabove described (or as reflected or described elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except
         (i) those, if any, reflected in such financial statements (or elsewhere in the Prospectus), or (ii) those which do not materially adversely affect the use made and proposed to be made of such property by the Company. The Company holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of the Company. Except as disclosed in the Prospectus, the Company owns or leases all such properties as are necessary to its operations as now conducted.

                 (m) Since the respective dates as of which information is given in the Registration Statement and Prospectus, and except as described in or specifically contemplated by the Prospectus, (i) the Company has not incurred any liabilities or obligations, direct, indirect or contingent, or entered into any verbal or written agreement or other transaction which is not in the ordinary course of business and which reasonably could be expected to result in a material reduction in the future earnings of the Company; (ii) the Company has not sustained any material loss or interference with respect to its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance; (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock, and the Company is not in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock of the Company (other than upon the sale of the Common Shares hereunder) or indebtedness material to the Company; and
         (v) there has not been any material adverse change in the condition (financial or otherwise), business, properties or results of operations of the Company.

                 (n) The Company has sufficient trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals and governmental authorizations to conduct its business as now conducted; the Company has no knowledge of any infringement by it of trademarks, trade name rights, trade dress, patent rights, mask works, copyrights, licenses, trade secret or other similar rights of others; and except as disclosed in the Prospectus, the Company has no knowledge of any infringement by others of the Company's trademarks, trade name rights, trade dress, patent rights, mask works, copyrights, licenses, trade secrets or other similar rights that would be material to the business or financial condition of the Company; and there is no claim being made against the Company regarding trademark, trade name, trade dress, patent right, mask work, copyright, license, trade secret or other infringement which could have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company.

                 (o) The Company has not been advised, and has no reason to believe, that either it is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal telecommunications, employment, truth-in-advertising, franchising, immigration and environmental laws and regulations, except where failure to be so in compliance would not materially adversely affect the condition (financial or otherwise), business, results of operations or prospects of the Company.

                 (p) The Company has filed all federal, state and foreign income and franchise tax returns or extensions therefor required to be filed and have paid all taxes shown as due thereon; and the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company which could materially and adversely affect the business, operations or properties of the Company.

                 (q) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) sales and other business transactions are executed in accordance with management's general or specific authorizations; (ii) sales and other business transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; and
         (iii) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                 (r) The Company is not required to make, and following receipt of the proceeds from the sale of the Common Shares will not be required to make, any filing or to register under the Investment Company Act of 1940, as amended.

                 (s) There is no proceeding pending or threatened which may lead to the revocation, suspension, termination or nonrenewal or any certificate, order, license, permit, easement, consent, waiver, approval, franchise, grant, authorization or concession required to conduct the business of the Company as now conducted and as proposed to be conducted and which are material to the Company.

                 (t) There is no proceeding pending or threatened which may lead to the disqualification, delisting or suspension from trading of the Common Stock on the Nasdaq National Market.

                 (u) Neither the Company nor any subsidiary of the Company conducts business with the Government of Cuba, or in Cuba, or with any Cuban business entity or enterprise.

                 (v) No transfer taxes are required to be paid under the laws of the State of Texas in connection with the sale and delivery of the Common Shares to the Underwriters hereunder.





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
         SECTION 3. Representations, Warranties and Covenants of the Selling Shareholders.

                 (a) Each Selling Shareholder severally represents and warrants to, and agrees with, the several Underwriters that:

                          (i) Such Selling Shareholder has good and valid title to the Common Shares proposed to be sold by such Selling Shareholder hereunder and the full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver such Common Shares hereunder, free and clear of all liens, claims, equities or other encumbrances of any kind or character, other than those pursuant to this Agreement and those which will be waived or terminated prior to the First Closing Date or the Second Closing Date, as the case may be; and upon delivery of and payment for such Common Shares hereunder, the Underwriters will acquire good and valid title thereto, free and clear of all liens, claims, equities or other encumbrances of any kind or character.

                          (ii) Such Selling Shareholder has executed and delivered a Custody Agreement and Power of Attorney (hereinafter referred to as the "Shareholder Agreement") and, in connection herewith, such Selling Shareholder further represents, warrants and agrees that it has deposited in custody, under the Shareholder Agreement with the agent named therein (the "Agent") as custodian, certificates in negotiable form for the Common Shares to be sold hereunder by such Selling Shareholder for the purpose of further delivery pursuant to this Agreement. Such Selling Shareholder agrees that the Common Shares owned by such Selling Shareholder and to be sold on deposit with the Agent are subject to the interests of the Company and the Underwriters, that the arrangements made for such custody are in that extent irrevocable, and that the obligations of such Selling Shareholder hereunder shall not be terminated, except as provided in this Agreement or in the Shareholder Agreement, by any act of such Selling Shareholder, by operation of law, by the death or incapacity of such Selling Shareholder or by the occurrence of any other event. If such Selling Shareholder should die, become incapacitated, or if any other event should occur before the delivery of the Common Share owned by such Selling Shareholder and hereunder, the certificates and documents evidencing Common Shares owned by such Selling Shareholder then on deposit with the Agent shall be delivered by the Agent in accordance with the terms and conditions of this Agreement as if such death, incapacity or other event had not occurred, regardless of whether the Agent shall have received notice thereof. This Agreement and the Shareholder Agreement have been duly executed and delivered by or on behalf of such Selling Shareholder.

                          (iii) The performance of this Agreement and the Shareholder Agreement and the consummation of the transactions contemplated hereby and by the Shareholder Agreement will not result in a breach or violation by such Selling Shareholder of any of the terms or provisions of, or constitute a default by, such Selling Shareholder under any indenture, mortgage, deed of trust, trust (constructive or other), loan agreement, lease, franchise, license or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder or any of its properties is bound, or any statute, judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to such Selling Shareholder or any of its properties.

                          (iv) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to, or which has constituted or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares.

                          (v) The information pertaining to such Selling Shareholder in each Preliminary Prospectus, Prospectus and Registration Statement in response to Item 507 of Regulation S-B promulgated under the Act is complete and accurate in all material respects. Such Selling Shareholder has reviewed the Preliminary Prospectus and will review the Prospectus and the Registration Statement. To the best knowledge of such Selling Shareholder, each Preliminary Prospectus has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; and, to the best knowledge of such Selling Shareholder, neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                          (vi) To the best knowledge of such Selling Shareholder, the representations and warranties of the Company set forth in Section 2 above are true and correct in all material respects.

         SECTION 4.  Representations and Warranties of the Underwriters.

                 (a) The Underwriters represent and warrant to the Company and the Selling Shareholders that the information set forth (i) on the cover page of the Prospectus with respect to price, underwriting discount and terms of the offering; and (ii) under "Underwriting" in the Prospectus furnished to the Company by the Representatives for use in connection with the preparation of the Registration Statement and the Prospectus is true, accurate and correct in all material respects and contains all information required to be included therein by applicable laws, rules and regulations. The Company and the Selling Shareholders acknowledge that this information is the sole information furnished to the Company by the Representatives for inclusion in the Registration Statement, any Preliminary Prospectus, any Prospectus, or any amendment or supplement thereto.

                 (b) The Underwriters are registered as broker/dealers with the Commission and the NASD. Each of the Representatives is a corporation validly existing and in good standing in its jurisdiction of incorporation and has the full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Representatives and constitutes a valid and binding obligation of the Underwriters, enforceable against the Underwriters in accordance with its terms, except to the extent that (i) the validity and binding effect and enforcement of this Agreement may be limited by any applicable bankruptcy, reorganization, moratorium, or similar law of general application, (ii) the availability of equitable remedies may be limited by principles of equity, whether considered in a proceeding at law or in equity, and (iii) the terms thereof (including, without limitation, indemnity) may be limited by applicable securities laws and the policies embodied therein. The Representatives have obtained clearance of the Underwriters' compensation by the NASD and have taken all action deemed necessary in their judgment to register or qualify the sale of the Firm Common Shares and the Optional Common Shares in each state in which such Firm and/or Optional Common Shares are to be offered and sold and each Underwriter is registered and qualified to offer and sell the Common Shares in each state in which such Common Shares will be offered and sold by such Underwriters. There is not now pending nor overtly threatened against either Representative any material action or proceeding before the Commission, the NASD, any state securities commission, the Commodities Futures Trading Commission or any state or federal court prohibiting or attempting to prohibit, or penalizing it from or for acting as an underwriter, broker, dealer, salesman or agent for the sale of securities.

         SECTION 5. Purchase, Sale and Delivery of Common Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters 1,700,000 Firm Common Shares, and the Selling Shareholders agree to sell to the Underwriters 600,000 Firm Common Shares, and the Underwriters agree, severally and not jointly, to purchase from the Company and the Selling Shareholders the number of Firm Common Shares set forth opposite their respective names in Schedule A hereto. The purchase price per share to be paid by the Underwriters to the Company and the Selling Shareholders shall be $_______ per share.

         Delivery of certificate(s) for the Firm Common Shares to be purchased by the Underwriters shall be made by or on behalf of the Company and the Selling Shareholders to the Underwriters or to the account of Hoak Breedlove Wesneski & Co. at the Depositary Trust Corporation, New York, New York ("DTC"), as the Representatives may direct, for the respective accounts of the Underwriters against payment of the purchase price. In the event certificates are delivered to the Underwriters other than through DTC, such delivery shall be made on the First Closing Date (as hereinafter defined) or the Second Closing Date (as hereinafter defined), as applicable, at the offices of Jackson Walker L.L.P., 901 Main Street, Suite 6000, Dallas, Texas 75202 (or such other place as may be agreed upon by the Company, the Selling Shareholders and the Representatives). Delivery of certificates, whether through DTC or otherwise, shall be made at such time and date, not later than the third (or, if the Firm Common Shares are priced, as contemplated by Rule 15cb-1(c) promulgated under the Securities Exchange Act of 1934, as amended, after 4:30 p.m., Washington, D.C. time, the fourth) full business day following the first day that any of Common Shares are released by the Underwriters for sale to the public, as the Representatives shall designate (the "First Closing Date"); provided, however, that if the Prospectus is at any time prior to the First Closing Date recirculated to the public, the First Closing Date shall occur upon the later of the third or fourth, as the case may be, full business day following the first date that any of the Common Shares are released by the Underwriters for sale to public or the date that is 48 hours after the date that the Prospectus has been so recirculated. The certificates for the Firm Common Shares shall be registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the First Closing Date and shall be made available for checking and packaging on the business day preceding the First Closing Date at a location in New York, New York, as may be designated by the Representatives. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters. Payment by the Underwriters for the purchase price for the Firm Common Shares shall be made by wire transfer to such accounts as designated in writing by the Company and the Selling Shareholders.

         In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Selling Shareholders hereby grant an option to the Underwriters to purchase up to the number of Optional Common Shares indicated on the first page of this Agreement at the purchase price per share to be paid for the Firm Common Shares, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Common Shares. The option granted hereunder may be exercised at any time within 30 days after the first date that any of the Firm Common Shares are released by the Underwriters for sale to the public upon notice by the Underwriters to the Company and the Selling Shareholders setting forth the aggregate number of Optional Common Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered. Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the "Second Closing Date," shall be determined by the Underwriters, but if at any time other than the First Closing Date shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. The number of Optional Common Shares to be purchased by each Underwriter shall be determined by multiplying the aggregate number of Optional Common Shares with respect to which are the options are exercised pursuant to such notice of exercise by a fraction, the numerator of which is the number of Firm Common Shares to be purchased by such Underwriter as set forth opposite its name in Schedule A and the denominator of which is the total number of Firm Common Shares (subject to such adjustments to eliminate any fractional share purchases as the Underwriters in their discretion may make). Certificates for the Optional Common Shares will be made available for checking and packaging on the business day preceding the Second Closing Date at a location in New York, New York, designated by you. The manner of payment for and delivery of the Optional Common Shares shall be the same as for the Firm Common Shares purchased, as specified in this Section 5. At any time before lapse of the option, the Underwriters may cancel such option by giving written notice of such cancellation to the Company. If the option is canceled or expires unexercised in whole or in part, the Company will deregister under the Act the number of Optional Common Shares as to which the option has not been exercised.

         Subject to the terms and conditions hereof, the Underwriters propose to make a public offering of their respective portions of the Firm Common Shares, and of the Optional Common Shares if and to the extent that the Underwriters exercise their option to purchase Optional Common Shares, as soon after the effective date of the Registration Statement as in the judgment of the Underwriters is advisable and at the public offering price set forth on the cover page of and on the terms set forth in the Prospectus.

         Not later than 12:00 p.m. on the second business day following the date the Common Shares are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representatives shall request.

         SECTION 6. Covenants of the Company. The Company covenants and agrees that:

                 (a) The Company will use its best efforts to cause the Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective. If the Registration Statement has become or becomes effective pursuant to Rule 430A of the Rules and Regulations, or the filing of the Prospectus is otherwise required under Rule 424(b) of the Rules and Regulations, the Company will file the Prospectus, properly completed, pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives in writing (i) of the receipt of any comments of the Commission; (ii) of any request of the Commission for amendment of or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus or for additional information; (iii) when the Registration Statement shall have become effective; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. The Company will not file any amendment or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus of which the Representatives have not been furnished with a copy a reasonable time prior to such filing or to which the Representatives reasonably object in writing or which is not in compliance with the Act and the Rules and Regulations.

                 (b) The Company will prepare and file with the Commission, promptly upon the Representatives' request, any amendments or supplements to the Registration Statement or the Prospectus which in the Representatives' judgment may be necessary or advisable to enable the Underwriters to continue the distribution of the Common Shares and will use its best efforts to cause the same to become effective as promptly as possible. The Company will fully and completely comply with the provisions of Rule 430A of the Rules and Regulations with respect to information omitted from the Registration Statement in reliance upon such Rule.

                 (c) If at any time within the nine-month period referred to in Section 10(a)(3) of the Act during which a prospectus relating to the Common Shares is required to be delivered under the Act any event occurs as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements, to comply with the Act or the Rules and Regulations, the Company will promptly advise the Representatives thereof and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance and will use its best efforts to cause the same to become effective as soon as possible; and, in case any Underwriter is required to deliver a prospectus after such nine-month period, the Company, upon request, but at the expense of such Underwriter, will promptly prepare such amendment or amendments to the Registration Statement and such Prospectus or Prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act.

                 (d) As soon as practicable, but not later than 45 days after the end of the first quarter ending after one year following the "effective date of the Registration Statement" (as defined in Rule 158(c) of the Rules and Regulations), the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of 12 consecutive months beginning after the effective date of the Registration Statement which will satisfy the provisions of the last paragraph of Section 11(a) of the Act.

                 (e) During such period as a prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, the Company, at its expense, but only for the nine-month period referred to in Section 10(a)(3) of the Act, will furnish to the Underwriters or mail copies of the Registration Statement, the Prospectus, the Preliminary Prospectus and all amendments and supplements to any such documents, in each case as soon as available and in such quantities as the Representatives may request, for the purposes contemplated by the Act.

                 (f) The Company shall cooperate with the Representatives and their counsel in order to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the Blue Sky laws of such jurisdictions as the Representatives designate, will comply with such laws and will continue such qualifications, registrations and exemptions in effect so long as reasonably required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or overt threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company, with the Representatives' cooperation, will use its best efforts to obtain the withdrawal thereof.

                 (g) During the period of five years hereafter, the Company will furnish to each of the Representatives: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report to Shareholders of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, shareholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and
         (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its Common Stock.

                 (h) During the period of 180 days from the date of the Prospectus, without the prior written consent of Hoak Breedlove Wesneski & Co. (the giving or withholding of such written consent being in the sole discretion of Hoak Breedlove Wesneski & Co.), the Company will not issue, offer, sell, grant options to purchase or otherwise dispose of any of the Company's equity securities or any other securities convertible into or exchangeable with its Common Stock or other equity security, except for securities used as consideration in acquisitions of the assets, stock or business of another person or entity, securities issued upon exercise or conversion of securities outstanding on the date of this Agreement, and the grant of options in the ordinary course of business pursuant to the Company's 1996 Incentive Stock Option Plan and 1998 Nonqualified Stock Option Plan, as described in the Prospectus.

                 (i) The Company will deliver on or prior to the date hereof lock-up agreements, in a form reasonably satisfactory to you, from all officers, directors and Selling Shareholders, and their respective affiliates.

                 (j) The Company will apply the net proceeds of the sale of the Common Shares sold by it substantially in accordance with its statements under the caption "Use of Proceeds" in the Prospectus.

                 (k) The Company will qualify or register its Common Stock for sale in non-issuer transactions under (or obtain exemptions from the application of) the Blue Sky laws of the State of California (and thereby permit market making transactions and secondary trading in the Common Stock in California), will comply with such Blue Sky laws and will use its best efforts to maintain such qualifications, registrations and exemptions in effect for a period of three years after the date hereof.

         The Representatives may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

         SECTION 7. Payment of Expenses. Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its and the Selling Shareholders' obligations hereunder, including without limiting the generality of the foregoing, (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel, Selling Shareholders' counsel and the Company's independent accountants, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution to the Underwriters and dealers of the Registration Statement, each Preliminary Prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, this Agreement, the Agreement Among Underwriters, the Selected Dealers Agreement, the Underwriters' Questionnaire, the Underwriters' Power of Attorney and the preliminary Blue Sky memorandum and final Blue Sky memorandum, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the Blue Sky laws, not to exceed $10,000 plus reasonable and documented out-of-pocket expenses, (vii) the filing fee of the NASD and attorneys fees and expenses incurred by the Company in obtaining a letter of no objection from the NASD, and (viii) all other fees, costs and expenses referred to in Item 25 of the Registration Statement; provided, however, that the Selling Shareholders shall pay their own underwriting discounts and commissions for the Common Shares sold by them. Except as provided in this Section 7 and in Section 9 and Section 11 hereof, the Underwriters shall pay all of their own costs and expenses, including the fees and disbursements of their counsel (excluding those relating to qualification, registration or exemption under the Blue Sky laws and the Blue Sky memoranda), travel, general advertising expenses associated with the offering and related out-of-pocket expenses).

         SECTION 8. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Firm Common Shares on the First Closing Date and the Optional Common Shares on the Second Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of Company officers and the Selling

Shareholders made pursuant to the provisions of this Agreement, to the performance by the Company and the Selling Shareholders of their respective obligations hereunder, and to the following additional conditions:

                 (a) The Registration Statement shall have become effective; if the filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b) of the Rules and Regulations, the Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) of the Rules and Regulations; and prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, the Selling Shareholders or the Representatives, shall be contemplated by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with to the Representatives' satisfaction.

                 (b) The Representatives shall be satisfied that since the respective dates as of which information is given in the Registration Statement and Prospectus, (i) there shall not have been any change in the capital stock of the Company or any material change in the indebtedness of the Company, except as contemplated by the Prospectus;
         (ii) except as set forth in or contemplated by the Registration Statement or the Prospectus, no material verbal or written agreement or other transaction shall have been entered into by the Company which is not in the ordinary course of business and which reasonably could be expected to result in a material reduction in the future earnings of the Company; (iii) no loss or damage (whether or not insured) to the property of the Company shall have been sustained which materially and adversely affects the condition (financial or otherwise), business, results of operations or prospects of the Company; (iv) no legal or governmental action, suit or proceeding affecting the Company which could have a material adverse effect upon the Company, or which affects or may affect the transactions contemplated by this Agreement shall have been instituted or threatened; and (v) there shall not have been any material change in the condition (financial or otherwise), business, management, results of operations or prospects of the Company which makes it impractical or inadvisable in the judgment of the Representatives to proceed with the public offering or purchase of the Common Shares as contemplated hereby. For all purposes of this Agreement, the "prospects" of the Company shall refer to the business outlook and the potential or foreseeable opportunities available to the Company.

                 (c) There shall have been furnished to the Representatives on each Closing Date, in form and substance satisfactory to the Representatives, such documents and certificates as the Representatives shall reasonably request, including the following:

                          (i) An opinion of Jackson Walker L.L.P., counsel for the Company and for the Selling Shareholders, addressed to the Representatives and dated the First Closing Date, or the Second Closing Date, as the case may be, to the effect that:

                                  (1)  The Company has been duly incorporated
                          and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions where, to the knowledge of such counsel, the ownership or leasing of properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the Company, and it has full corporate power to own its properties and conduct its business as described in the Registration Statement;

                                  (2)  The authorized capital stock of the
                          Company is as set forth under the caption
                          "Capitalization" in the Prospectus as of the date set forth under such caption, and the number of shares of Common Stock that will be issued and outstanding after the consummation of the transactions contemplated hereby is as set forth under the caption "Prospectus Summary - The Offering" (assuming the Underwriters do not elect to purchase any of the Optional Common Shares, and after giving effect to the conversion of all outstanding shares of Preferred Stock into the indicated number of shares of Common Stock); all necessary and proper corporate proceedings have been taken in order to validly authorize such authorized Common Stock and to validly issue such issued and outstanding Common Stock; all outstanding shares of Common Stock (including the Firm Common Shares and Optional Common Shares, if
                          any) have been duly and validly authorized and issued, are, to the knowledge of such counsel after due inquiry, fully paid and nonassessable, were not, to the knowledge of such counsel after due inquiry, issued in violation of any preemptive rights or other rights to subscribe for or purchase any securities and conform to the description thereof contained in the Prospectus; without limiting the foregoing, to the knowledge of such counsel after due inquiry, there are no preemptive or other rights to subscribe for or purchase any of the Common Shares to be sold by the Company hereunder; neither the Articles of Incorporation nor Bylaws of the Company, nor, to the knowledge of such counsel after due inquiry, does any contract contain any restriction upon the voting or transfer of any of the shares of capital stock of the Company (including the Firm Common Shares and the Optional Common Shares), except such restrictions as may be imposed by federal and state securities laws or as may be expressly described in the Prospectus and except for a Voting Agreement which will terminate upon consummation of this offering;

                                  (3) To the best of such counsel's knowledge, the Company does not own or control, directly or indirectly, any interest in any corporation, association or other entity.

                                  (4) The certificate(s) evidencing the Common Shares to be delivered hereunder and sold by the Company are in due and proper form under Texas law, and when duly countersigned by the Company's transfer agent and registrar, and delivered to the Underwriters or to the order of the Underwriters against payment of the agreed consideration therefor in accordance with the provisions of this Agreement, the Common Shares represented by such certificate(s) will be duly authorized and validly issued, fully paid and nonassessable, will pass to the Underwriters free and clear of any liens, claims, equities or other encumbrances of any kind or character, to the knowledge of such counsel after due inquiry, will not have been issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and will conform to the description thereof contained in the Prospectus;

                                  (5)  Except as disclosed in the Prospectus,
                          to the knowledge of such counsel after due inquiry, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments or obligations to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company;

                                  (6) Assuming no amendment to the Certificate of Designations of the Company, on the thirtieth day following the First Closing Date all shares of Preferred Stock will automatically convert into 1,575,000 shares of Common Stock, without any further required action on the part of any party, and, to the best knowledge of such counsel after due inquiry, no party will have any legal right, authority or ability to prevent or hinder such conversion in any way. To the best knowledge of such counsel after due inquiry, the holders of the Preferred Stock have no right, whether accrued, due or payable, to receive anything of value with respect to such preferred shares other than the aforementioned shares of Common Stock;

                                  (7)      (a)  The Registration Statement has
                          become effective under the Act, and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or overtly threatened by the Commission; any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules and Regulations has been made in the manner and within the time period required by such Rule 424(b);

                                        (b)  The Registration Statement, the
                          Prospectus and each amendment or supplement thereto (except for the financial statements and schedules and other statistical financial data and schedules included therein, as to which such counsel need express no opinion), as of their respective effective or issue dates, comply as to form in all material respects with the requirements of the Act and the Rules and Regulations; and

                                        (c)  To such counsel's knowledge, there
                          are no franchises, leases, contracts, agreements or documents of a character required to be disclosed in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not disclosed or filed, as required;

                                        (d)  The description of the Company's
                          capital stock as set forth under the caption
                          "Description of Securities" in the Registration Statement and Prospectus is true and correct in all material respects.

                                  (8) The Company has full corporate power and authority to enter into this Agreement and to sell and deliver the Common Shares to be sold by it to the Underwriters; this Agreement has been duly and validly authorized by all necessary corporate action by the Company, has been duly and validly executed and delivered by and on behalf of the Company, and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that (i) the validity and binding effect and enforcement of this Agreement may be limited by any applicable bankruptcy, reorganization, moratorium, or similar laws of general application, (ii) the availability of equitable remedies may be limited by principles of equity, whether considered in a proceeding at law or in equity, and (iii) the terms hereof (including, without limitation, indemnity) may be limited by applicable securities laws and the policies embodied therein; and no approval, authorization, order, consent, registration, filing, qualification, license or permit of or with any court, regulatory, administrative or other governmental body is required for the execution and delivery of this Agreement by the Company or the consummation of the transactions contemplated by this Agreement, except such as have been obtained and are in full force and effect under the Act and such as may be required under applicable Blue Sky laws in connection with the purchase and distribution of the Common Shares by the Underwriters and the obtaining of a letter of no objection from the NASD with respect to such offering, provided that such counsel shall not be required to express any opinion as to the requirements of any Blue Sky laws;

                                  (9)  The execution and performance of this
                          Agreement, the issuance, sale and delivery of the Common Shares and the consummation of the transactions herein contemplated will not violate any of the provisions of the Articles of Incorporation or Bylaws of the Company, in each case as amended, or conflict with, result in the breach of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument filed as an exhibit to the Registration Statement or otherwise identified on an exhibit attached to the letter of opinion that is acceptable to the Representatives to which the Company is a party or by which the Company or any of its property may be bound or affected, or violate any statute, judgment, decree, order, rule or regulation of any court or government body having jurisdiction over the Company or any of its property (other than state securities or Blue Sky laws and regulations as to which counsel need not express any opinion);

                                  (10) To the best of such counsel's knowledge after due inquiry, the Company is not in violation of its Articles of Incorporation or Bylaws and is not in breach of or default with respect to any provision of any agreement, mortgage, deed of trust, lease, loan agreement, security agreement, license, indenture, permit or other instrument to which the Company is a party or by which the Company or any of its properties may be bound or affected, except where such default would not materially adversely affect the Company; and, to such counsel's knowledge, the Company is in compliance with all laws, rules, regulations, judgments, decrees, orders and statutes of any court or jurisdiction to which they are subject, except where noncompliance would not materially adversely affect the Company;

                                  (11)  To such counsel's knowledge, there are
                          no legal actions, suits or governmental proceedings pending or threatened before any court or governmental agency, authority or body which, if determined adversely to the Company would have a material adverse effect on the financial position, shareholders' equity or results of operations of the Company;

                                  (12) To such counsel's knowledge, no holders of securities of the Company have rights to the registration of shares of Common Stock or other securities which would be required to be included in the Registration Statement filed by the Company or included in the offering contemplated thereby which have not been duly waived in writing;

                                  (13)  No transfer taxes are required to be
                          paid under the laws of the State of Texas in connection with the sale and delivery of the Common Shares to the Underwriters hereunder;

                                  (14)  The Company has Federal registrations
                          of the service marks "Internet America" and "1-800-BE-A-GEEK" (the "Registered Marks"). Based solely on a trademark search conducted by such counsel and a certificate of the Company, except for a Company in Michigan using the "Internet America" name, to such counsel's knowledge, the Registered Marks do not infringe the rights of any other person or entity and no claims of any infringement or violation are pending or have been threatened or asserted against the Company with respect to the Registered Marks. To such counsel's knowledge after due inquiry, the Company has not entered into any license, release, order or other agreement that restricts the right of the Company to use the Registered Marks in any way.

                                  (15) Each Selling Shareholder which is not a natural person has full right, power and authority to enter into and to perform its obligations under this Agreement and the Shareholders Agreement to be executed and delivered by it in connection with the transactions contemplated in this Agreement; this Agreement and the Shareholders Agreements have been duly authorized, executed and delivered by the Selling Shareholders; the performance of this Agreement and the Shareholder Agreements and the consummation of the transactions herein contemplated by the Selling Shareholders will not result in a breach of, or constitute a default under, any indenture, mortgage, deeds of trust, trust (constructive or other), loan agreement, lease, franchise, license or other agreement or instrument known to such counsel after due inquiry to which any of the Selling Shareholders is a party or by which any of the Selling Shareholders or any of their properties may be bound, or violate any statute, judgment, decree, order, rule or regulation known to such counsel of any court or governmental body having jurisdiction over the Selling Shareholders or any of the properties of the Selling Shareholders; and to such counsel's knowledge, no approval, authorization, order or consent of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation by the Selling Shareholders of the transactions contemplated by this Agreement, except such as have been obtained and are in full force and effect under the Act and such as may be required under the rules of NASD, applicable Blue Sky laws;

                                  (16)  The Selling Shareholders have the full
                          right, power and authority to enter into this Agreement and the Shareholder Agreements and to sell, transfer and deliver the Common Shares to be sold by the Selling Shareholders on the Closing Date, and, to the knowledge of such counsel offer due inquiry, valid marketable title to such Common Shares so sold, free and clear of all liens, claims, equities or other encumbrances of any kind or character, will be transferred to the Underwriters who have purchased such Common Shares hereunder; and

                                  (17)  This Agreement and the Shareholder
                          Agreements are valid and binding agreements of the Selling Shareholders and are enforceable against the Selling Shareholders in accordance with their terms except to the extent that (i) the validity and binding effect and enforcement of this Agreement and the Shareholder Agreements may be limited by any applicable bankruptcy, reorganization, moratorium, or similar laws of general application; (ii) the availability of equitable remedies may be limited by principles of equity, whether considered in a proceeding at law or in equity; and (iii) the indemnification provisions contained in this Agreement may be limited by applicable securities laws and the policies embodied therein.

                          In rendering such opinion, such counsel may rely, as
                 to matters of fact, on certificates of the Selling Shareholders and of officers of the Company and of governmental officials, in which case their opinion shall state that they are so doing and that the Underwriters are justified in relying on such certificates and copies of such certificates are to be attached to the opinion. The opinion shall be furnished to the Representatives and shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them.

                          In addition, such counsel shall state that they have
                 participated in conferences with officers, employees and other representatives of the Company, counsel for the Underwriters, representatives of the independent public accountants for the Company and representatives of the Underwriters at which the contents of the Registration Statement and Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus and has not made any independent check or verification thereof, on the basis of the foregoing (relying as to materiality to a large extent upon the statements of officers, employees and other representatives of the Company), no facts have come to such counsel's attention that lead them to believe that either the Registration Statement at the time such Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made, not misleading, or the Prospectus as of its date contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except, in each case, that such counsel need express no opinion with respect to the financial statements, schedules and other statistical and financial data included in the Registration Statement or Prospectus.

                          In addition, such counsel may state that its opinion
                 is limited to matters governed by the federal laws of the United States of America and the corporate laws of the State of Texas. Subject to the opinions set forth in paragraphs
                 (2), 7(b) and 7(d) and to the statements in the immediately preceding paragraph, the opinions of such counsel may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus.

                          (ii) Such opinion or opinions of Locke Purnell Rain Harrell (A Professional Corporation), counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to such matters as the Representatives may reasonably require, and the Company and the Selling Shareholders shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they reasonably may request for the purpose of enabling them to pass upon such matters. In connection with such opinions, such counsel may rely on representations or certificates of the Selling Shareholders and of officers of the Company and governmental officials.

                          (iii) A certificate of the Company executed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that as of such date:

                                  (1)  The representations and warranties of
                          the Company set forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to such Dates, respectively;

                                  (2)  The Commission has not issued any order
                          preventing or suspending the use of the Prospectus or any Preliminary Prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best of the knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or overtly threatened under the Act;

                                  (3)  Each of the respective signers of the
                          certificate has carefully examined the Registration Statement and the Prospectus; in his opinion and to the best of his knowledge, the Registration Statement and the Prospectus and any amendments or supplements thereto contain all statements required to be stated therein regarding the Company, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

                                  (4)  Since the initial date on which the
                          Registration Statement was filed, no agreement, written or oral, transaction or event has occurred which should have been set forth in an amendment to the Registration Statement or in a supplement to or amendment of any Prospectus which has not been disclosed in such a supplement or amendment;

                                  (5)  Since the respective dates as of which
                          information is given in the Registration Statement and the Prospectus, and except as disclosed in or contemplated by the Prospectus, there has not been any material adverse change or a development involving a material adverse change in the condition (financial or otherwise), business, properties, results of operations, management or prospects of the Company; and no legal or governmental action, suit or proceeding is pending or, to the best knowledge of the respective signors, threatened against the Company which is material to the Company, whether or not arising from transactions in the ordinary course of business, or which may adversely affect the transactions contemplated by this Agreement; the Company has not entered into any verbal or written agreement or other transaction which is not in the ordinary course of business or which reasonably could be expected to result in a material reduction in the future earnings of the Company, or incurred any material liability or obligation, direct, contingent or indirect, made any change in its capital stock, made any material change in its short-term debt or long-term debt or repurchased or otherwise acquired any of the Company's capital stock; and the Company has not declared or paid any dividend, or declared or made any other distribution, with respect to its outstanding capital stock payable to shareholders of record, except as disclosed in the Prospectus, on a date prior to the First Closing Date or Second Closing Date, as the case may be; and

                                  (6)  Since the respective dates as of which
                          information is given in the Registration Statement and the Prospectus and except as disclosed in or contemplated by the Prospectus, the Company has not sustained a material loss or damage by strike, fire, flood, windstorm, accident or other calamity (whether or not insured).

                          (iv) On the First Closing Date, a certificate, dated such Closing Date and addressed to the Underwriters, signed by or on behalf of each Selling Shareholder to the effect that the representations and warranties of such Selling Shareholder set forth in Section 3 of this Agreement are true and correct as if made at and as of such Closing Date, and such Selling Shareholder has complied with all the agreements and satisfied all the conditions to be performed or satisfied prior to the First Closing Date.

                          (v) On the date before this Agreement is executed and also on the First Closing Date and the Second Closing Date, a letter addressed to the Representatives from Deloitte, independent accountants, the first letter to be dated the day before the date of this Agreement, the second letter to be dated the First Closing Date and the third letter (in the event of a Second Closing) to be dated the Second Closing Date, in form and substance satisfactory to you.

                 All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory to the Representatives and to Locke Purnell Rain Harrell (A Professional Corporation), counsel for the Underwriters. The Company and the Selling Shareholders shall furnish the Representatives with such manually signed or conformed copies of such opinions, certificates, letters and documents as the Representatives request. Any certificate signed by any officer of the Company and delivered to the Representatives shall be deemed to be a representation and warranty by the Company to the Underwriters as to the statements made therein.

                 If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at the election of the Representatives will terminate upon notification by the Representatives to the Company without liability on the part of any Underwriter or the Company, except for the expenses to be paid or reimbursed by the Company pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 12 hereof.

         SECTION 9. Reimbursement of Underwriters' Expenses. If this Agreement shall be terminated by the Representatives pursuant to Section 8, or if the sale to the Underwriters of the Common Shares at the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or Selling Shareholders to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the sale of the Common Shares, including but not limited to fees and disbursements of Underwriters' counsel, printing expenses, travel expenses, postage, telecopy charges and telephone charges relating directly to the offering contemplated by the Prospectus. Any such termination shall be without liability of any party to any other party, except that the provisions of this Section, Section 7 and Section 11 shall at all times be effective and shall apply.

         SECTION 10. Effectiveness of Registration Statement. The Representatives and the Company will use their respective best efforts to cause the Registration Statement to become effective, to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

         SECTION 11.  Indemnification.

                 (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages, liabilities or expenses, joint or several, to which such Underwriter or such controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them not misleading in light of the circumstances under which they were made, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under law; and will reimburse each Underwriter and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with the information furnished to the Company by the Representatives pursuant to Section 4 hereof; and provided further, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any Preliminary Prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Common Shares concerned (or to the benefit of any person controlling such Underwriter) to the extent that any such loss, claim, damage, liability or expense of such Underwriter or controlling person results from the fact that a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of sale of such Common Shares to such person as required by the Act, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of noncompliance by the Company with its obligations under
         Section 6(e) hereof.

                 (b) Each Selling Shareholder severally agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages, liabilities or expenses, to which such Underwriter or such controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Selling Shareholder), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of such Selling Shareholder contained herein or any failure of such Selling Shareholder to perform its obligations hereunder or under law; and will reimburse each Underwriter and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, that such Selling Shareholder will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with the information furnished by the Representatives pursuant to Section 4 hereof; and provided further, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any Preliminary Prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Common Shares concerned (or to the benefit of any person controlling such Underwriter) to the extent that any such loss, claim, damage, liability or expense of such Underwriter or controlling person results from the fact that a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of sale of such Common Shares to such person as required by the Act, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of noncompliance by the Company with its obligations under
         Section 6(e) hereof; and, provided further, that the aforesaid liability of each Selling Shareholder under this Section 11(b) shall not exceed the sum of the net proceeds received by such Selling Shareholder from the Common Shares sold by such Selling Shareholder pursuant hereto.

                 (c) In addition to their other obligations under this Section 11, the Company and the Selling Shareholders jointly and severally agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, or any inaccuracy in the representations and warranties of the Company or the Selling Shareholders herein or failure to perform the respective obligations of the Company and the Selling Shareholders hereunder, all as described in Section 11(a) and (b), the Company and the Selling Shareholders will reimburse each Underwriter on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's or the Selling Shareholders' obligations to reimburse each Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Underwriter shall promptly return such payment to the Company and the Selling Shareholders, pro rata, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by The Chase Manhattan Bank (the "Prime Rate"). Any such interim reimbursement payments which are not made to an Underwriter within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which the Company and the Selling Shareholders may otherwise have. Notwithstanding anything set forth in this Section 11(c), under no circumstances shall any Selling Shareholder be obligated to make any interim reimbursement payments to the Underwriters under this Section 11(c) unless and until the Underwriters shall have made a written demand on the Company for such payments and such demand shall not have been paid by the Company within sixty (60) days after the receipt of such demand by the Company.

                 (d) Each Underwriter will severally indemnify and hold harmless the Company and the Selling Shareholders, each of their respective directors, each of their respective officers who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Act, against any losses, claims, damages, liabilities or expenses to which the Company, any Selling Shareholder, or any such director, officer, or controlling person may become subject under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with the information furnished to the Company pursuant to Section 4 hereof (which information is the sole information furnished to the Company by the Underwriters for inclusion in the Registration Statement, any Preliminary Prospectus, any Prospectus, or any amendment or supplement thereto); and will reimburse the Company, or any such director, officer, Selling Shareholder, or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, Selling Shareholder or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. In addition to its other obligations under this Section 11(d), each Underwriter severally agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 11(d) which relates to information furnished to the Company pursuant to
         Section 4 hereof, it will reimburse the Company (and, to the extent applicable, each officer, director, Selling Shareholder or controlling person) on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company (and, to the extent applicable, each officer, director, Selling Shareholder or controlling person) for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company (and, to the extent applicable, each officer, director, Selling Shareholder or controlling person) shall promptly return such payment to the Underwriters, together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made within 30 days of a request for reimbursement, shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

                 (e) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise hereunder to the extent it is not materially prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action and that it would be inappropriate under applicable standards of professional conduct to have the same counsel represent both parties, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Underwriters in the case of Section 11(a) or (b), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

                 (f) If the indemnification provided for in this Section 11 is required by its terms, but for any reason is held to be unavailable to or otherwise insufficient to hold harmless any indemnified party under paragraphs (a), (b), (c) or (d) in respect of any losses, claims, damages, liabilities or expenses as referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Shareholders and the Underwriters from the offering of the Common Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, then such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Shareholders and the Underwriters in connection with the statements or omissions or inaccuracies in their representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company, the Selling Shareholders and the Underwriters shall be deemed to be in the same proportion, in the case of the Company and the Selling Shareholders as the total price paid to the Company and the Selling Shareholders, respectively for the Common Shares sold by them to the Underwriters (before deducting expenses), and in the case of Underwriters as the underwriting commissions received by them, bears to the total of such amounts paid to the Company and the Selling Shareholders and the amounts received by the Underwriters as underwriting commissions. The relative fault of the Company, the Selling Shareholders and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact or the inaccurate or the alleged inaccurate representations and/or warranty relates to the information supplied by the Company, the Selling Shareholders or the Underwriters and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in subsection (e) of this Section 11, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in subsection (e) of this Section 11 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this subsection (f); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under subsection (d) for the purposes of indemnification. The Company, the Selling Shareholders, and the Underwriters agree that it would not be just inequitable if contribution pursuant to this Section 11 were determined solely by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in this subsection (f). Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount of the total underwriting commissions received by such Underwriter in connection with the Common Shares underwritten by it and distributed to the public, and no Selling Shareholder shall be required to contribute any amount in excess of the amount of the net proceeds received by such Selling Shareholder from the Common Shares sold by such Selling Shareholder pursuant hereto. No person guilty of fraudulent misrepresentation (within a meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 11 are several in proportion to their respective underwriting commitments and not joint.

                 (g) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in this
         Section 11, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted under the provisions of the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration would be limited to the operation of the interim reimbursement provisions contained in this Section 11 and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses which is created by the provisions of this Section 11.

                 (h) The Company and the Selling Shareholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to their respective amounts of indemnification liability for which they each shall be responsible, and this Agreement shall not modify or supersede any agreements now in effect between the Company and the Selling Shareholders with respect thereto.

         SECTION 12. Default of One or More of the Several Underwriters. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Common Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Common Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Common Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Common Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the nondefaulting Underwriters, to purchase the Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Common Shares and the aggregate number of Common Shares with respect to which such default occurs exceeds 10% of the aggregate number of Common Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company with respect to the First Closing Date or the Second Closing Date for the purchase of such Common Shares are not made within 48 hours, the Agreement shall terminate without liability of any party to any other party except that the provisions of Section 7 and Section 11 shall at all times be effective and survive such termination. In any such case either the Representatives or the Company, acting jointly, shall have the right to postpone the First Closing Date and the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

         As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this Section
12. Any action taken under this Section 12 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         SECTION 13. Effective Date. This Agreement shall become effective at such time as the Registration Statement has become effective and you shall have released the Firm Common Shares for sale to the public; provided, however, that the provisions of Sections 7, 9, 11, 14 and 15 hereof shall at all times be effective. For the purposes of this Section 13, the Firm Common Shares shall be deemed to have been so released upon the release by the Underwriters for publication, at any time after the Registration Statement has become effective, of any newspaper advertisement relating to any of the Common Shares, or upon the release by the Underwriters of any of the Common Shares for sale to the public, whichever may occur first.

         SECTION 14. Termination. Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

                 (a) This Agreement may be terminated by the Company and the Selling Shareholders by notice to the Representatives or by the Representatives by notice to the Company and the Selling Shareholders at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company or the Selling Shareholders to the Underwriters (except for the expenses to be paid or reimbursed by the Company pursuant to Sections 7 and 9 hereof and except to the extent provided in Sections 11 and 15 hereof) or of any Underwriter to the Company (except to the extent provided in Sections 7 and 11 hereof).

                 (b) This Agreement may also be terminated by the Representatives prior to the First Closing Date or prior to the Second Closing Date, as the case may be, by notice to the Company and the Selling Shareholders (i) if additional material governmental restrictions not in force and effect on the date hereof shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or on the American Stock Exchange or in the Nasdaq National Market or in the over the counter market by the NASD, or trading in securities generally shall have been suspended on either such Exchange or in the Nasdaq National Market or in the over the counter market by the NASD or the Commission, or a general banking moratorium shall have been established by federal, New York or Texas authorities, (ii) if an outbreak of hostilities or other national or international calamity or any material change in political, financial or economic conditions shall have occurred or shall have accelerated to such an extent that the effect on the financial markets shall, in the judgment of the Representatives, affect adversely the marketability of the Common Shares, (iii) if any adverse event shall have occurred or shall exist which makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or Prospectus or which is not reflected in the Registration Statement or Prospectus but should be reflected therein in order to make the statements or information contained therein not misleading in any material respect, or (iv) if there shall be any action, suit or proceeding pending or threatened, or there shall have been any development or prospective development involving particularly the business or properties or securities of the Company or the transactions contemplated by this Agreement, which, in the judgment of the Representatives, may materially and adversely affect the business or earnings of the Company or makes it impracticable to offer or sell the Common Shares. Any termination pursuant to this subsection (b) shall be without liability on the part of the Underwriters to the Company or the Selling Shareholders or on the part of the Company or the Selling Shareholders to the Underwriters (except for expenses to be paid or reimbursed by the Company or the Selling Shareholders pursuant to Sections 7 or 11 hereof and except to the extent provided in Sections 11 and 15).

         SECTION 15. Failure of the Selling Shareholders to Sell and Deliver. If the Selling Shareholders fail to sell and deliver to the Underwriters the Common Shares to be sold and delivered by the Selling Shareholders at the First Closing Date or the Second Closing Date under the terms of this Agreement, then the Representatives may at their option, by written notice to the Company and the Selling Shareholders, either (i) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Sections 7, 9, and 11 hereof, the Company or the Selling Shareholders, or (ii) purchase the shares which the Company has sold and delivered to the Underwriters in accordance with the terms hereof. In the event of a failure by the Selling Shareholders to sell and deliver as referred to in this Section, either the Representatives or the Company shall have the right to postpone the Closing Date for a period not exceeding seven (7) business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effective.

         SECTION 16. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company and its officers, the Selling Shareholders and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company, or the Selling Shareholders, or any of their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.

         SECTION 17. Notices. All communications hereunder shall be in writing and, if sent to the Underwriters, shall be mailed, delivered or telecopied or telegraphed and confirmed to the Underwriters at Hoak Breedlove Wesneski & Co., One Galleria Tower, 13355 Noel Road, Suite 1650, Dallas, Texas 75240, Attention: Lawrence E. Wesneski, with a copy to Locke Purnell Rain Harrell (A Professional Corporation), 2200 Ross Avenue, Suite 2200, Dallas, Texas 75201, Attention: John B. McKnight; and if sent to the Company or the Selling Shareholders shall be mailed, delivered or telecopied or telegraphed and confirmed to the Company at One Dallas Center, 350 N. St. Paul, Suite 3000, Dallas, Texas 75201, Attention: Michael T. Maples, President, with a copy to Jackson Walker L.L.P, 901 Main Street, Suite 6000, Dallas, Texas 75202, Attention: Richard F. Dahlson. The Company, the Selling Shareholders or the Underwriters may change the address for receipt of communications hereunder by giving notice to the others.

         SECTION 18. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 12 hereof, and to the benefit of the officers and directors and controlling persons referred to in Section 11, and in each case their respective successors, personal representatives and assigns, and no other person will have any right or obligation hereunder. No such assignment shall relieve any party of its obligations hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from any of the Underwriters merely by reason of such purchase.

         SECTION 19. Partial Unenforceability. The invalidity or unenforceability of any Section, subsection, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, subsection, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

         SECTION 20. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the laws pertaining to conflicts of laws) of the State of Texas.

         SECTION 21. General. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each one of which shall be an original, and all of which shall constitute one and the same document.

         In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company, the Selling Shareholders and the Underwriters.

         If the foregoing is in accordance with the Underwriters' understanding of our agreement, kindly sign and return to us the enclosed copies hereof, whereupon it will become a binding agreement among the Company, the Selling Shareholders and the Underwriters, all in accordance with its terms.

                                          Very truly yours,

                                          INTERNET AMERICA, INC.


                                          By:
                                             ---------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
                                                ------------------------------

                                          SELLING SHAREHOLDERS

                                          BCG PARTNERSHIP, LTD.


                                          ------------------------------------
                                          WILLIAM O. HUNT, General Partner



                                          WILLIAM O. HUNT RETIREMENT TRUST

                                          By:
                                              --------------------------------
                                              WILLIAM O. HUNT, Trustee


                                              --------------------------------
                                              JACK T. SMITH

                                              --------------------------------
                                              CARL WESTCOTT



The foregoing Underwriting Agreement
is hereby confirmed and accepted by
the Representatives as of the date
first above written, acting as
Representatives of the several
Underwriters named in the attached
Schedule A.

HOAK BREEDLOVE WESNESKI & CO.
FERRIS, BAKER WATTS, INCORPORATED

By:  HOAK BREEDLOVE WESNESKI & CO.

By:
   -----------------------
Name:
     ---------------------
Title:
       -------------------

                                   SCHEDULE A




                                                Number of Firm Common
Name of Underwriter                             Shares to be Purchased
-------------------                             ----------------------
Hoak Breedlove Wesneski & Co.

Ferris, Baker Watts, Incorporated

[NAMES OF OTHER UNDERWRITERS]

                                                   ---------------
     Total                                               2,300,000
                                                   ===============

                                   SCHEDULE B


                                                                Number of Common Shares
Name of Selling Shareholder                                 to be Sold by Selling Shareholder
---------------------------                                 ---------------------------------
                                                              Firm Common       Option Common
                                                                Shares              Shares
                                                            --------------      -------------
BCG Partnership, Ltd.                                              200,000                 --

William O. Hunt Retirement Trust                                        --            120,000

Jack T. Smith                                                       60,000             25,000

Carl Westcott                                                      340,000            200,000
                                                            --------------      -------------
Total                                                              600,000            345,000